November 1, 2018

MagneGas Applied Technology Solutions, Inc.

c/o Board of Directors

11885 44th Street North

Clearwater, FL 33762

Re: Notice of Resignation of Executive Position

Dear Board of Directors,

I hereby voluntarily resign my position as President of MagneGas Applied Technology Solutions, Inc., a Delaware corporation and each of its subsidiaries (collectively, the “Company”) effective November 2, 2018. My resignation is not the result of any disagreement with the policies, practices or procedures of the Company.

By:	/s/Ermanno Santilli
Name:	Ermanno Santilli